UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2011

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

(e) Amendment to 2005 Equity Incentive Plan

On March 17, 2011, the Board of Directors (the “Board”) of DexCom, Inc. (“DexCom,” or the “Company”), approved an amendment to Section 11.1 of the Company’s 2005 Equity Incentive Plan that enables the Company to implement a cashless exercise program for all employees who are granted stock options under the Equity Incentive Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws

On March 17, 2011, the Board of Directors of DexCom, Inc. (“DexCom”) approved an amendment to DexCom’s Bylaws in Article II, Section 2.2 to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In contested elections the vote standard will continue to be a plurality of votes cast. In addition, the Board approved an amendment to Article I, Section 1.11 of the Bylaws to provide that director nominees proposed by shareholders must deliver a statement that, if elected, they agree to tender an irrevocable resignation, in accordance with the Company’s Corporate Governance Principles that are applicable to all director nominees, upon failure to receive the required vote in a subsequent election.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended and restated, which are attached hereto as Exhibit 99.01 and incorporated by reference herein.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.01	Amended and Restated Bylaws of DexCom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ John Lister

John Lister

V.P. of Legal Affairs

Date: March 23, 2011

Exhibit Index

Number	Description

99.01	Amended and Restated Bylaws of DexCom, Inc.